Exhibit 99.1

Aqua Metals Announces Change to Executive Management Team

Announces Departure of Chief Financial Officer Mark Weinswig, Appoints Thomas Murphy as Interim CFO

ALAMEDA, Calif., March 5, 2018 - Aqua Metals, Inc. (NASDAQ: AQMS), (“Aqua Metals” or the “Company”), which is commercializing a non-polluting electrochemical lead recycling technology called AquaRefining™, today announced that Mark Weinswig, Chief Financial Officer, has resigned from his position at Aqua Metals. Mr. Weinswig will continue to assist the Company during a transition period.

Thomas Murphy, a Founder and the former Chief Financial Officer of Aqua Metals, will rejoin Aqua Metals as Interim CFO effective March 5, 2018, until a replacement can be found. Mr. Murphy has a significant amount of knowledge about the Company and its operations.

“On behalf of our board and management team, I welcome Thomas Murphy back to Aqua Metals as Interim CFO,” said Dr. Stephen Clarke, Chairman and CEO. “Thomas Murphy’s familiarity with our technology, as well as our accounting and operational processes, will ensure a smooth transition as we recruit a new, full-time Chief Financial Officer. I would like to thank Mark Weinswig for his contributions to the company and wish him well in his future endeavors.”

About Aqua Metals
Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing lead recycling with its patented and patent-pending AquaRefining™ technology. Unlike smelting, AquaRefining is a room temperature, water-based process that is fundamentally non-polluting. These modular systems allow the Company to vastly reduce environmental impact and scale lead acid recycling production capacity both by building its own AquaRefineries and licensing the AquaRefining technology to partners. This meets growing demand for lead to power new applications including stop/start automobile batteries which complement the vehicle’s main battery, Internet data centers, alternative energy applications including solar, wind, and grid scale storage. Aqua Metals is based in Alameda, California, and has built its first recycling facility in Nevada’s Tahoe Reno Industrial Complex. To learn more, please visit www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “expects,” “contemplates,” “anticipates,” “plans,” “intends,” “believes” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters. The forward-looking statements in this release include statement concerning the lead acid battery recycling industry, the future of lead acid battery recycling via traditional smelters, the Company’s development of its commercial lead acid battery recycling facilities and the quality and efficiency of the Company’s proposed lead acid battery recycling operations. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the risk that the Company may encounter additional engineering or production issues that further delay the roll-out of its first 16 AquaRefining modules, (2) the risk that the Company may not be able to produce and market AquaRefined lead on a commercial basis or, if the Company achieves commercial operations, that such operations will be profitable, (3) the fact that the Company only recently commenced production and has not generated any significant revenue to date, thus subjecting the Company to all of the risks inherent in a pre-revenue start-up; (4) the risk no further patents will be issued on the Company’s patent applications or any other application that it may file in the future and that those patents issued to date any patents issued in the future will be sufficiently broad to adequately protect the Company’s technology, (5) the risk that the Company’s initial patents and any other patents that may be issued to it may be challenged, invalidated, or circumvented, (6) risks related to Aqua Metals’ ability to raise sufficient capital, as and when needed, to develop and operate its recycling facilities and fund continuing losses from operations as the Company endeavors to achieve profitability; (7) changes in the federal, state and foreign laws regulating the recycling of lead acid batteries; (7) the Company’s ability to protect its proprietary technology, trade secrets and know-how and (9) those other risks disclosed in the section “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2017. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Aqua Metals Media Relations:

David Regan

Director Marketing

Main: 415-336-3553

david.regan@aquametals.com

Aqua Metals Investor Relations:

MZ North America

Greg Falesnik

Managing Director

Main: 949-385-6449

greg.falesnik@mzgroup.us